SUB-ITEM77Q1(E)
       COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS



            A copy of the Investment Advisory Agreement between Registrant and Brown Investment Advisory Incorporated ("Brown:") regarding Brown Advisory Small-Cap Value, Exhibit 23(d)(16) to the Registrant's Registration Statement (Post-Effective Amendment No. 130) on Form N-1a is incorporated by reference as filed via EDGAR on July 15, 2003, accession number 0001004402-03-000431

            A copy of the Sub-Investment Advisory Agreement between Brown and Cardinal Capital Management, L.L.C. regarding Brown Advisory Small-Cap Value,
Exhibit 23(d)(15) to the Registrant's Registration Statement (Post-Effective Amendment No. 137) on Form N-1a is incorporated by reference as filed via EDGAR on October 30, 2003, accession number 0001004402-03-000559.

            A copy of the Investment Advisory Agreement between the Registrant and Brown. regarding Brown Advisory Real Estate Fund, Exhibit 23(d)(5) to the Registrant's Registration Statement (Post-Effective Amendment No. 138) on Form N-1a is incorporated by reference as filed via EDGAR on December 5, 2003, accession number 0001004402-03-000609.